UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                                 SCHEDULE 14A

         Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No.   )

 Filed by the Registrant [X]

 Filed by a Party other than the Registrant [  ]

 Check the appropriate box:

 [ ]  Preliminary Proxy Statement
 [ ]  Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2))
 [X]  Definitive Proxy Statement
 [ ]  Definitive Additional Materials
 [ ]  Soliciting Material Pursuant to 240.14a-12

                     First Cash Financial Services, Inc.
               ------------------------------------------------
               (Name of Registrant as Specified in its Charter)

   ------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


 Payment of Filing Fee (Check the appropriate box):

 [X]  No fee required.

 [ ]  Fee computed on table below per Exchange Act Rules
      14a-6(i)(1) and 0-11.

  1)  Title of each class of securities to which transaction applies:
  2)  Aggregate number of securities to which transaction applies:
  3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
  4)  Proposed maximum aggregate value of transaction:
  5)  Total fee paid:

 [ ]  Fee paid previously with preliminary materials.
 [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  1)  Amount Previously Paid:
  2)  Form, Schedule or Registration Statement No.:
  3)  Filing Party:
  4)  Date Filed:

 To Our Stockholders:

      We cordially invite you to attend the Annual Meeting of Stockholders of First Cash Financial Services, Inc., which will be held on Wednesday, June 7, 2006, at 10:00 a.m. CDT at our corporate offices located at 690 East Lamar Boulevard, Suite 400, Arlington, Texas, 76011. At this meeting you will be asked to act upon the proposals as contained herein.

      Your Board of Directors recommends that you vote in favor of each of these proposals. You should read with care the attached Proxy Statement, which contains detailed information about these proposals.

      Your vote is important, and accordingly, we urge you to complete, sign, date and return your Proxy card promptly in the enclosed postage-paid envelope. The fact that you have returned your Proxy in advance will in no way affect your right to vote in person should you attend the meeting. However, by signing and returning the Proxy, you have assured representation of your shares.

      We hope that you will be able to join us on June 7.

                               Very truly yours,

                               /s/ Rick Powell
                               -------------------------
                               Rick Powell
                               Chairman of the Board

                     First Cash Financial Services, Inc.
                     690 East Lamar Boulevard, Suite 400
                            Arlington, Texas 76011

                               _______________

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held June 7, 2006
                               _______________

      Notice is hereby given that the Annual Meeting of Stockholders of First Cash Financial Services, Inc. (the "Company") will be held at the Company's corporate offices located at 690 East Lamar Boulevard, Suite 400, Arlington, Texas 76011 at 10:00 a.m. CDT on Wednesday, June 7, 2006, for the following purposes:

      1. To elect three Directors;

      2. To ratify the selection of Hein & Associates LLP as independent auditors of the Company for the year ending December 31, 2006; and

      3. To transact such other business as may properly come before the meeting.

      Common stockholders of record at the close of business on April 17, 2006 will be entitled to notice of and to vote at the meeting.

                               By Order of the Board of Directors,


                               /s/ Rick L. Wessel
                               ----------------------------------
 Arlington, Texas              Rick L. Wessel
 April 27, 2006                President, Secretary
                               and Treasurer

                     First Cash Financial Services, Inc.
                     690 East Lamar Boulevard, Suite 400
                            Arlington, Texas 76011
                               _______________

                               PROXY STATEMENT
                        Annual Meeting of Stockholders
                               _______________

      This Proxy Statement is being furnished to stockholders in connection with the solicitation of proxies by the Board of Directors (the "Board") of First Cash Financial Services, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at the Company's corporate offices located at 690 East Lamar Boulevard, Suite 400, Arlington, Texas 76011 at 10:00 a.m. CDT, on Wednesday, June 7, 2006, and at any adjournments thereof for the purpose of considering and voting upon the matters set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and the accompanying form of proxy are first being mailed to stockholders on or about April 27, 2006.

      The close of business on April 17, 2006 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. As of the record date, there were 32,052,172 shares of the Company's common stock, par value $.01 per share ("Common Stock"), issued and outstanding. The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock on the record date is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted as present for the purposes of determining the presence of a quorum. Each share of Common Stock is entitled to one vote on all questions requiring a stockholder vote at the Annual Meeting. A plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Annual Meeting is required for the approval of Item 1 as set forth in the accompanying Notice. Stockholders may not cumulate their votes in the election of directors. Abstentions and broker non-votes will not be counted as having been voted on
 Item 1 and will have no effect on the vote. The affirmative vote of a majority of the shares of Common Stock present or represented by proxy and represented at the Annual Meeting is required for the approval of Item 2. Broker non-votes will not be counted as having been voted on Item 2 and will have no effect on the vote while asbstentions will have the same effect as votes against Item 2.

      All shares represented by properly executed proxies, unless such proxies previously have been revoked, will be voted at the Annual Meeting in accordance with the directions on the proxies. If no direction is indicated, the shares will be voted: (i) TO ELECT THREE DIRECTORS; (ii) TO RATIFY THE SELECTION OF HEIN & ASSOCIATES LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2006; AND (iii) TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. The enclosed proxy, even though executed and returned, may be revoked at any time prior to the voting of the proxy (a) by the execution and submission of a revised proxy,
 (b) by written notice to the Secretary of the Company or (c) by voting in person at the Annual Meeting.

                                ANNUAL REPORT

      The Annual Report to Stockholders, covering the Company's fiscal year ended December 31, 2005 including audited financial statements, is enclosed herewith. The Annual Report to Stockholders does not form any part of the material for solicitation of proxies.

      The Company will provide, without charge, a copy of its Annual Report on Form 10-K upon written request to Rick L. Wessel, the President, Secretary and Treasurer at 690 East Lamar Boulevard, Suite 400, Arlington, Texas 76011. The Company will provide exhibits to its Annual Report on Form 10-K, upon payment of the reasonable expenses incurred by the Company in furnishing such exhibits.


                                    ITEM 1

                           TO ELECT THREE DIRECTORS

      The Bylaws of the Company provide that the Board of Directors will determine the number of directors, but shall consist of at least one director and no more than 15 directors. The stockholders of the Company elect the directors. At each annual meeting of stockholders of the Company, successors of the class of directors whose term expires at the annual meeting will be elected for a three-year term. Any director elected to fill a vacancy or newly created directorship resulting from an increase in the authorized number of directors shall hold office for a term that shall coincide with the remaining term of that class. In no case will a decrease in the number of directors shorten the term of any incumbent director. Any vacancy on the Board howsoever resulting may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. The stockholders will elect three directors for the coming year; each nominee presently serves as a director of the Company and will be appointed for a term of three years.

      Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy will be voted for the election of the nominee listed herein. Although the Board of Directors does not contemplate that the nominee will be unable to serve, if such a situation arises prior to the Annual Meeting, the person named in the enclosed proxy will vote for the election of such other person as may be nominated by the Board of Directors.

      The Board of Directors of the Company consists of five directors divided into three classes. At each annual meeting of stockholders, one class is elected to hold office for a term of three years. Directors serving until the earlier of (i) resignation or (ii) expiration of their terms at the annual meeting of stockholders in the years indicated are as follows: 2006 - Messrs. Rick L. Wessel, Richard T. Burke and Joe R. Love; 2007 - Ms. Tara U. MacMahon; and 2008 - Mr. Phillip E. Powell. All officers serve at the discretion of the Board of Directors. No family relationships exist between any director and any executive officer, except that Mr. John
 C. Powell, vice president of information technology, is the brother of Mr. Phillip E. Powell, the chairman of the Board of the Company. The directors standing for election at the Annual Meeting of Stockholders are as follows:

      Rick L. Wessel, age 47, has served as secretary and treasurer of the Company since May 1992, as president since May 1998, as a director since November 1992 and as chief financial officer from May 1992 to December 2002. Prior to February 1992, Price Waterhouse LLP employed Mr. Wessel for approximately nine years.

      Richard T. Burke, age 62, has served as a director of the Company since December 1993. Mr. Burke is the founder and, until February 1988, was the chief executive officer of UnitedHealth Group, a leading company in the managed health care industry. Mr. Burke remains a director of UnitedHealth Group. From 1995 until February 2001, Mr. Burke was the owner and chief executive officer of the Phoenix Coyotes, a professional sports franchise of the National Hockey League. Mr. Burke is also a director of Meritage Homes Corporation.

      Joe R. Love, age 67, has served as a director of the Company since December 1991. Mr. Love has served as chairman of CCDC, Inc., a real estate development firm, since October 1976.

 Directors Not Standing For Election

      Tara U. MacMahon, age 48, has served as a director of the Company since June 2001. Ms. MacMahon is the founder and has served as managing general partner of Tara Capital Management LP, an investment management and advisory firm for ten years. Ms. MacMahon has 24 years experience in the financial services industry.

      Phillip E. Powell, age 55, has served as a director of the Company since March 1990, served as president from March 1990 until May 1992, and served as chief executive officer from May 1992 until December 2004. Mr. Powell has been engaged in the financial services industry for over 29 years.

 Board of Directors, Committees and Meetings

      The Board  of  Directors held  seven  meetings during  the  year  ended
 December 31, 2005. Each director attended, either telephonically or in person, 100% of the Board meetings during the year ended December 31, 2005. The Audit, Compensation, and Nominating and Corporate Governance Committees each consist of Richard T. Burke, Joe R. Love and Tara U. MacMahon. The Audit Committee held five meetings during the year ended December 31, 2005, the Compensation Committee held four meetings during the year ended December 31, 2005 and the Nominating and Corporate Governance Committee held one meeting during the year ended December 31, 2005. Each member attended 100% of the committee meetings, either in person or telephonically.

      Audit Committee. The Audit Committee is responsible for the oversight of the Company's accounting and financial reporting processes. This includes the selection and engagement of the Company's independent auditors and review of the scope of the annual audit, audit fees and results of the audit. The Audit Committee reviews and discusses with management and the Board of Directors such matters as accounting policies, internal accounting controls, procedures for preparation of financial statements and other financial disclosures, scope of the audit, the audit plan and the independence of such accountants. In addition, the Audit Committee has oversight over the Company's internal audit function. The Board has determined that Messrs. Burke and Love are each an audit committee financial expert as defined by Item 401(h) of Regulation S-K of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and each are independent under the listing standards of The Nasdaq Stock Market ("Nasdaq").

      Compensation Committee. The Compensation Committee approves the standards for salary ranges for executive, managerial and technical personnel of the Company and establishes, subject to existing employment contracts, the specific compensation and bonus plan of all corporate officers. In addition, the Compensation Committee oversees the Company's stock option plans and the incentive compensation plans.

      Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for making recommendations to the Board of Directors concerning the governance structure and practices of the Company, including the size of the Board of Directors and the size and composition of various committees of the Board of Directors. In addition, the Nominating and Corporate Governance Committee is responsible for identifying individuals believed to be qualified to become directors, and to recommend to the Board the nominees to stand for election as directors at the Annual Meeting of stockholders.

 Directors' Fees

      For the year ended December 31, 2005, Ms. MacMahon and Messrs. Burke and Love each received $25,000 as compensation for attending the 2005 meetings of the Board of Directors and committee meetings thereof. In addition, the directors are reimbursed for their reasonable expenses incurred for each Board and committee meeting attended. See "Compensation - Stock Options and Warrants" for a discussion of options and warrants issued to directors.

 Corporate Governance

      The Board of Directors has adopted a Code of Ethics to govern the conduct of all of the officers, directors and employees of the Company. In addition, the Board has adopted charters for the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The Code of Ethics and committee charters can be accessed on the Company's website at www.firstcash.com.

 Director Independence

      The Board of Directors has determined that, with the exception of Phillip E. Powell, chairman and former chief executive officer of the Company, and Rick L. Wessel, president of the Company, all of its directors, including all of the members of the Audit, Compensation, and Nominating and Corporate Governance Committees, are "independent" as defined by Nasdaq and the Securities and Exchange Commission ("SEC") and for purposes of
 Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). No director is deemed independent unless the Board affirmatively determines that the director has no material relationship with the Company, either directly or as an officer, stockholder or partner of an organization that has a relationship with the Company. In making its determination, the Board observes all criteria for independence established by the rules of the SEC and Nasdaq. In addition, the Board considers all commercial, banking, consulting, legal, accounting, charitable or other business relationships any director may have with the Company.

 Director Qualifications

      In discharging its responsibilities to nominate candidates for election to the Board, the Nominating and Corporate Governance Committee has not specified any minimum qualifications for serving on the Board. However, the Nominating and Corporate Governance Committee endeavors to evaluate, propose and approve candidates with business experience and personal skills in finance, marketing, financial reporting and other areas that may be expected to contribute to an effective Board. The Nominating and Corporate Governance Committee seeks to assure that the Board is composed of individuals who have experience relevant to the needs of the Company and who have the highest professional and personal ethics, consistent with the Company's values and standards. Candidates should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Each director must represent the interests of all shareholders.

 Identifying and Evaluating Nominees for Directors

      The Nominating and Corporate Governance Committee will utilize a variety of methods for identifying and evaluating nominees for director. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current Board members, professional search firms, shareholders or other persons. These candidates will be evaluated at regular or special meetings of the Nominating and Corporate Governance Committee, and may be considered at any point during the year. As described above, the Nominating and Corporate Governance Committee will consider properly submitted shareholder nominations for candidates for the Board. Following verification of the shareholder status of persons proposing candidates, recommendations will be aggregated and considered by the Nominating and Corporate Governance Committee. If any materials are provided by a shareholder in connection with the nomination of a director candidate, such materials will be forwarded to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will also review materials provided by professional search firms or other parties in connection with a nominee who is not proposed by a shareholder.

 Procedure for Contacting Directors

      The Board of Directors has established a procedure for stockholders to send communications to the Board. Stockholders may communicate with the Board generally or with a specific director at any time by writing to the Company's Corporate Secretary at the Company's address, 690 East Lamar Blvd., Suite 400, Arlington, Texas 76011. The Secretary will review all messages received and will forward any message that reasonably appears to be a communication from a stockholder about a matter of stockholder interest that is intended for communication to the Board. Communications will be sent as soon as practicable to the director to whom they are addressed, or if addressed to the Board generally, to the Chairman of the Nominating and Corporate Governance Committee. Because other appropriate avenues of communication exist for matters that are not of stockholder interest, such as general business complaints or employee grievances, communications that do not relate to matters of stockholder interest will not be forwarded to the Board. The Corporate Secretary has the option, but not the obligation, to forward these other communications to appropriate channels within the Company.

 Section 16(a) Beneficial Ownership Reporting Compliance

      Based solely on the reports furnished pursuant to Section 16a-3(e) of the Exchange Act, all reports as required under Section 16(a) of the Exchange Act were filed on a timely basis during the year ending December 31, 2005.

 Compensation Committee Interlocks and Insider Participation in Compensation Decisions

      The Compensation Committee reviews compensation paid to management and recommends to the Board of Directors appropriate executive and director compensation. Ms. MacMahon and Messrs. Burke and Love serve as members of the Compensation Committee and are not employed by the Company.

      BASED UPON THE RECOMMENDATION OF THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE, THE BOARD HAS NOMINATED THE ABOVE-REFERENCED DIRECTORS FOR ELECTION BY THE STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" SUCH ELECTIONS. THE ELECTION OF THESE DIRECTORS REQUIRES A PLURALITY OF THE VOTES OF THE SHARES OF COMMON STOCK PRESENT IN PERSON OR REPRESENTED BY PROXY AT THE ANNUAL MEETING.


                                    ITEM 2

 RATIFY THE SELECTION OF HEIN & ASSOCIATES LLP AS INDEPENDENT AUDITORS OF THE
                COMPANY FOR THE YEAR ENDING DECEMBER 31, 2006

      The Audit Committee selected Hein & Associates LLP ("Hein & Associates") as independent accountants to audit the books, records and accounts of the Company for the year ending December 31, 2006. The Board has endorsed this appointment.

      Hein & Associates was first engaged in March 2004 as the Company's principal accountant and has served as the independent accountant to the Company and has audited the Company's consolidated financial statements for the two most recent years ended December 31, 2005. In addition, Hein & Associates has served as the independent accountant engaged to audit the First Cash 401(k) Plan for the three most recent years ended December 31, 2004 and is currently engaged to audit the First Cash 401(k) Plan for the year ended December 31, 2005.

      Deloitte & Touche LLP ("Deloitte") previously audited the consolidated financial statements of the Company and during the two years ended December 31, 2003 provided both audit and non-audit services. In March 2004, the Company, at the direction of the Audit Committee, notified its independent accountant, Deloitte, of its dismissal as independent accountants, except with respect to audit and audit related services pertaining to the year ended December 31, 2003. The change was the result of a proposal and competitive bidding process involving several accounting firms. Effective April 2004, Deloitte's engagement was terminated and they have not since that date provided audit services nor served as the Company's auditor.

      Deloitte's report on the Company's 2003 financial statements was issued on March 8, 2004 in conjunction with the filing of the Company's Annual Report on Form 10-K for the year ended December 31, 2003. The audit reports of Deloitte on the consolidated financial statements of the Company as of and for the years ended December 31, 2003 and 2002, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except as set forth below. The audit reports for 2002 and 2003 were modified to reflect a change in the Company's method of accounting for amortization of goodwill in 2002 in accordance with FASB Statement No. 142, Goodwill and Other Intangible Assets. The audit report for 2003 was modified to reflect a change in the Company's method of accounting for its 50% owned joint venture, Cash & Go, Ltd., in 2003 in accordance with FASB Interpretation 46(R), Consolidation of Variable Interest Entities. The audit reports for 2003 and 2002 were restated to correct the classification of certain transactions between sections of the Statement of Cash Flows.

      During the fiscal years ended December 31, 2003 and 2002, and the subsequent interim period through April 16, 2004, there were no disagreements between the Company and Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure (within the meaning of Item 304(a)(1)(iv) of Regulation S-K) and there were no reportable events (as defined by Item 304(a)(1)(v) of Regulation S-K).

      During the fiscal years ended December 31, 2003 and 2002, and the subsequent interim period through March 12, 2004, neither the Company nor anyone on its behalf consulted with Hein & Associates regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

 Principal Accountant Fees and Services

      Aggregate fees for professional services rendered for the Company by Hein & Associates and Deloitte for the years ended December 31, 2005 and 2004, respectively, were as follows:

      Services Provided:                          2005               2004
      -----------------                         --------           --------
      Audit (1)                                $ 146,900          $ 195,900
      Audit Related                                    -                  -
      Tax                                              -                  -
      Financial Information Systems
      Design & Implementation Fees                     -                  -
      All Other                                    9,000              8,000
                                                --------           --------
        Total                                  $ 155,900          $ 203,900
                                                ========           ========

      (1) All 2005 audit fees were paid to Hein & Associates. Of the 2004 fees paid by the Company, $158,300 was paid to Hein & Associates and $37,600 was paid to Deloitte.

      The audit fees for the years ended December 31, 2005 and 2004 were for the audits of the consolidated financial statements of the Company, internal control auditing and reporting as required by Sarbanes Oxley Section 404, issuance of consents, and review of the Company's Securities and Exchange Commission filings.

      All fees included under the category "All Other" were paid to Hein & Associates in connection with the audit of the Company's 401(K) Plan for the years ended December 31, 2004 and 2003, respectively.

 Audit Committee Pre-Approval Policies and Procedures

      The 2005 and 2004 audit and non-audit services provided by Hein & Associates and Deloitte were approved by the Audit Committee. The non-audit services which were approved by the Audit Committee were also reviewed to ensure compatibility with maintaining the auditor's independence.

      The Audit Committee implemented pre-approval policies and procedures related to the provision of audit and non-audit services. Under these procedures, the Audit Committee pre-approves both the type of services to be provided by the Company's independent accountants and the estimated fees related to these services. During the approval process, the Audit Committee considers the impact of the types of services and the related fees on the independence of the auditor. The services and fees must be deemed compatible with the maintenance of the auditor's independence, including compliance with SEC rules and regulations.

      Throughout the year, the Audit Committee reviews any revisions to the estimates of audit and non-audit fees initially approved.

 Ratification of Independent Auditors

      In the event the stockholders do not ratify the appointment of Hein & Associates as independent auditors for the year ending December 31, 2006, the adverse vote will be considered as a direction to the Board of Directors to select other auditors for the following year. However, because of the difficulty in making any substitution of auditors so long after the beginning of the year ending December 31, 2006, it is contemplated that the appointment for the year ending December 31, 2006 will be permitted to stand unless the Board finds other good reason for making a change.

      Representatives of Hein & Associates are expected to be present at the meeting, with the opportunity to make a statement if desired to do so. Such representatives are also expected to be available to respond to appropriate questions.

      BASED UPON THE RECOMMENDATION OF THE AUDIT COMMITTEE, THE BOARD HAS RECOMMENDED THE RATIFICATION OF HEIN & ASSOCIATES LLP AS INDEPENDENT AUDITORS. SUCH RATIFICATION REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK PRESENT OR REPRESENTED BY PROXY AND REPRESENTED AT THE ANNUAL MEETING.


                              EXECUTIVE OFFICERS

      The following table lists the executive officers of the Company as of the date hereof and the capacities in which they serve.

            Name               Age     Position
            --------------     ---     --------
            J. Alan Barron      45     Chief Executive Officer and Chief
                                         Operating Officer
            Rick L. Wessel      47     President, Secretary and Treasurer
            R. Douglas Orr      45     Executive Vice President and Chief
                                         Financial Officer
            John C. Powell      51     Senior Vice President of Information
                                         Technology

      J. Alan Barron joined the Company in January 1994 as its chief operating officer. Mr. Barron served as the chief operating officer from January 1994 to May 1998 and from January 2003 to the present. Mr. Barron has served as chief executive officer since January 2005. For the period from May 1998 to January 2003 Mr. Barron served as the president - pawn operations. Prior to joining the Company, Mr. Barron spent two years as chief financial officer for a nine-store, privately held pawnshop chain. Prior to that Mr. Barron spent five years with Price Waterhouse LLP.

      R. Douglas Orr joined the Company in July 2002 as the vice president of finance. Since January 2003, Mr. Orr has served as chief financial officer, and since January 2005, Mr. Orr as served as executive vice president. Prior to joining the Company, Mr. Orr spent 14 years at Ray & Berndtson, a global executive search firm, where he served in senior executive and financial management roles. Prior to his employment at Ray & Berndtson, Mr. Orr spent four years with Price Waterhouse LLP.

      John C. Powell served as a systems consultant to the Company from February 2002 through July 2002 and joined the Company on a full-time basis in August 2002. Since January 2003, Mr. Powell has served as vice president of information technology, and since January 2005, Mr. Powell has served as senior vice president of information technology. Prior to joining the Company, Mr. Powell spent 18 years with AMR/American Airlines as a senior system engineer and software architect and an additional two years in the same capacity with Sabre/EDS after its spin-off from AMR in March of 2000.

      Biographical information with respect to Mr. Wessel was previously provided under Item 1.


                               STOCK OWNERSHIP

      The table below sets forth information to the best of the Company's knowledge with respect to the total number of shares of the Company's Common Stock beneficially owned by each person known to the Company to beneficially own more than 5% of its Common Stock, each director, each named executive officer, and the total number of shares of the Company's Common Stock beneficially owned by all Directors and officers as a group, as reported by each such person, as of April 17, 2006. On that date, there were 32,052,172 shares of voting Common Stock issued and outstanding.

                                                Shares Beneficially
                                                     Owned (2)
                 Name (1)                      Number        Percent
          -------------------------------    ---------       -------
          Richard T. Burke (3)               3,964,000        12.05%
          Rick L. Wessel (4)                 1,567,100         4.71
          J. Alan Barron (5)                   907,144         2.77
          Phillip E. Powell (6)                616,880         1.89
          Joe R. Love (7)                      595,218         1.84
          R. Douglas Orr (8)                   468,750         1.44
          John C. Powell (9)                   240,000         0.74
          Tara U. MacMahon (10)                140,000         0.43
          All officers and directors
           as a group (8 persons)            8,499,092        23.36

 ------------------
 (1) The addresses of the persons shown in the above table are 690 East Lamar Boulevard, Suite 400, Arlington, Texas 76011.

 (2) Unless otherwise noted, each person has sole voting and investment power over the shares listed opposite his name, subject to community property laws where applicable. Beneficial ownership includes both outstanding shares of Common Stock and shares of Common Stock such person has the right to acquire within 60 days of April 17, 2006, upon exercise of outstanding warrants and options.

 (3) Includes a warrant to purchase 300,000 shares at a price of $2.67 per share to expire in February 2013, a warrant to purchase 75,000 shares at a price of $2.67 per share to expire in April 2012, a stock option to purchase 150,000 shares at a price of $0.67 per share to expire in December 2010, a stock option to purchase 30,000 shares at a price of $3.33 per share to expire in January 2013, a stock option to purchase 75,000 shares at a price of $9.67 per share to expire in January 2014, a stock option to purchase 30,000 shares at a price of $12.50 per share to expire in January 2015, a stock option to purchase 30,000 shares at a price of $15.00 per share to expire in January 2015, a stock option to purchase 30,000 shares at a price of $17.50 per share to expire in January 2015, a stock option to purchase 30,000 shares at a price of $20.00 per share to expire in January 2015, a stock option to purchase 30,000 shares at a price of $15.00 per share to expire in December 2015, a stock option to purchase 30,000 shares at a price of $17.00 per share to expire in December 2015, and a stock option to purchase 30,000 shares at a price of $19.00 per share to expire in December 2015. Excludes 15,000 shares of Common Stock owned by Mr. Burke's wife, which Mr. Burke disclaims beneficial ownership.

 (4) Includes a warrant to purchase 153,800 shares at a price of $2.67 per share to expire in April 2012, a warrant to purchase 240,000 shares at a price of $3.83 per share to expire in May 2013, a stock option to purchase 169,600 shares at a price of $9.67 per share to expire in January 2014, a stock option to purchase 82,000 shares at a price of $12.50 per share to expire in January 2015, a stock option to purchase 90,000 shares at a price of $15.00 per share to expire in January 2015, a stock option to purchase 90,000 shares at a price of $17.50 per share to expire in January 2015, a stock option to purchase 90,000 shares at a price of $20.00 per share to expire in January 2015, a stock option to purchase 90,000 shares at a price of $15.00 per share to expire in December 2015, a stock option to purchase 90,000 shares at a price of $17.00 per share to expire in December 2015, and a stock option to purchase 90,000 shares at a price of $19.00 per share to expire in December 2015.

 (5) Includes a warrant to purchase 6,000 shares at a price of $4.33 per share to expire in June 2013, a stock option to purchase 100,000 shares at a price of $12.50 per share to expire in January 2015, a stock option to purchase 100,000 shares at a price of $15.00 per share to expire in January 2015, a stock option to purchase 100,000 shares at a price of $17.50 per share to expire in January 2015, a stock option to purchase 100,000 shares at a price of $20.00 per share to expire in January 2015, a stock option to purchase 100,000 shares at a price of $15.00 per share to expire in December 2015, a stock option to purchase 100,000 shares at a price of $17.00 per share to expire in December 2015, and a stock option to purchase 100,000 shares at a price of $19.00 per share to expire in December 2015.

 (6) Includes a stock option to purchase 225,000 shares at a price of $9.67 per share to expire in January 2014, a stock option to purchase 40,000 shares at a price of $12.50 per share to expire in January 2015, a stock option to purchase 40,000 shares at a price of $15.00 per share to expire in January 2015, a stock option to purchase 40,000 shares at a price of $17.50 per share to expire in January 2015, a stock option to purchase 40,000 shares at a price of $20.00 per share to expire in January 2015, a stock option to purchase 40,000 shares at a price of $15.00 per share to expire in December 2015, a stock option to purchase 40,000 shares at a price of $17.00 per share to expire in December 2015, and a stock option to purchase 40,000 shares at a price of $19.00 per share to expire in December 2015.

 (7) Includes a stock option to purchase 75,000 shares at a price of $3.33 per share to expire in April 2009, a stock option to purchase 30,000 shares at a price of $3.33 per share to expire in January 2013, a stock option to purchase 30,000 shares at a price of $9.67 per share to expire in January 2014, a stock option to purchase 20,000 shares at a price of $12.50 per share to expire in January 2015, a stock option to purchase 20,000 shares at a price of $15.00 per share to expire in January 2015, a stock option to purchase 20,000 shares at a price of $17.50 per share to expire in January 2015, a stock option to purchase 20,000 shares at a price of $20.00 per share to expire in January 2015, a stock option to purchase 20,000 shares at a price of $15.00 per share to expire in December 2015, a stock option to purchase 20,000 shares at a price of $17.00 per share to expire in December 2015, and a stock option to purchase 20,000 shares at a price of $19.00 per share to expire in December 2015.

 (8) Includes a stock option to purchase 18,750 shares at a price of $9.67 per share to expire in January 2014, a stock option to purchase 60,000 shares at a price of $12.50 per share to expire in January 2015, a stock option to purchase 60,000 shares at a price of $15.00 per share to expire in January 2015, a stock option to purchase 60,000 shares at a price of $17.50 per share to expire in January 2015, a stock option to purchase 60,000 shares at a price of $20.00 per share to expire in January 2015, a stock option to purchase 60,000 shares at a price of $15.00 per share to expire in December 2015, a stock option to purchase 60,000 shares at a price of $17.00 per share to expire in December 2015, and a stock option to purchase 60,000 shares at a price of $19.00 per share to expire in December 2015.

 (9) Includes a stock option to purchase 15,000 shares at a price of $6.68 per share to expire in October 2013, a stock option to purchase 15,000 shares at a price of $9.67 per share to expire in January 2014, a stock option to purchase 30,000 shares at a price of $12.50 per share to expire in January 2015, a stock option to purchase 30,000 shares at a price of $15.00 per share to expire in January 2015, a stock option to purchase 30,000 shares at a price of $17.50 per share to expire in January 2015, a stock option to purchase 30,000 shares at a price of $20.00 per share to expire in January 2015, a stock option to purchase 30,000 shares at a price of $15.00 per share to expire in December 2015, a stock option to purchase 30,000 shares at a price of $17.00 per share to expire in December 2015, and a stock option to purchase 30,000 shares at a price of $19.00 per share to expire in December 2015.

 (10) Includes a stock option to purchase 20,000 shares at a price of $12.50 per share to expire in January 2015, a stock option to purchase 20,000 shares at a price of $15.00 per share to expire in January 2015, a stock option to purchase 20,000 shares at a price of $17.50 per share to expire in January 2015, a stock option to purchase 20,000 shares at a price of $20.00 per share to expire in January 2015, a stock option to purchase 20,000 shares at a price of $15.00 per share to expire in December 2015, a stock option to purchase 20,000 shares at a price of $17.00 per share to expire in December 2015, and a stock option to purchase 20,000 shares at a price of $19.00 per share to expire in December 2015.


                                 COMPENSATION

 Executive Compensation

      The following table sets forth compensation with respect to the chief executive officer and other executive officers of the Company and a consultant/director who received total annual salary and bonus for the year ended December 31, 2005 in excess of $100,000. Also included in the following table is compensation for the years ended December 31, 2004 and 2003:

                             Summary Compensation Table
                             --------------------------
                                                          Long-Term
                               Annual Compensation  Compensation - Awards
                               -------------------  ---------------------
                                                    Securities
                                                    Underlying
 Name and Principal   Fiscal                         Options/      All Other
      Position         Year    Salary     Bonus    Warrants (1) Compensation (2)
      --------         ----    ------     -----    ------------ ------------
 Phillip E. Powell     2005   $500,000   $275,000    280,000           -
   Chairman (4)        2004    660,000    333,000    225,000           -
                       2003    600,000    810,000    750,000           -

 J. Alan Barron        2005   $500,000   $301,000    700,000           -
   Chief Executive     2004    385,000    300,000    135,000           -
   Officer & Chief     2003    350,000    400,000    270,000           -
   Operating
   Officer (3)

 Rick L. Wessel        2005   $550,000   $301,000    630,000           -
   President,          2004    495,000    322,000    180,000           -
   Secretary           2003    450,000    610,000    420,000           -
   and Treasurer

 R. Douglas Orr        2005   $210,000   $135,000    420,000           -
   Chief Financial     2004    185,000    125,000     75,000           -
   Officer             2003    160,000    100,000     90,000           -

 John C. Powell        2005   $175,000   $ 50,000    210,000           -
   Vice President      2004    165,000     50,000     15,000           -
   of Information      2003    140,000     40,000     60,000           -
   Technology

 (1) See "- Employment Agreements" and "- Stock Options and Warrants" for a discussion of the terms of long-term compensation awards.

 (2) The aggregate amount of other compensation is less than the lesser of $50,000 or 10% of the sum of such person's annual compensation.

 (3)  Mr. Barron has served as chief executive officer since January 2005.

 (4) Mr. Powell served as chief executive officer during 2003 and 2004 and currently serves as chairman of the Board of Directors and as a consultant to the Company. Mr. Powell's 2005 compensation was paid pursuant to the consulting agreement described herein.

 Employment Agreements

      On March 14, 2005, Mr. Barron has entered into an employment agreement, effective January 1, 2005, with the Company through December 31, 2009 to serve as the chief executive officer and the chief operating officer of the Company; at the discretion of the Board this agreement may be extended for additional successive periods of one year each on each January 1 anniversary. The agreement provides for: (i) a base salary of $500,000 with increases at the discretion of the Compensation Committee; (ii) an annual bonus at the discretion of the Compensation Committee; (iii) participation in compensation plans at the discretion of the Compensation Committee; (iv) certain fringe benefits including club membership, car, vacation, a term life insurance policy with a beneficiary designated by Mr. Barron in the amount of $2 million; and (v) reimbursement of business related expenses. Mr. Barron has agreed not to compete with the Company, not to solicit employees of the Company, and not to solicit customers of the Company for a period of one year following his termination.

      On March 14, 2005, Mr. Wessel has entered into an employment agreement, effective January 1, 2005, with the Company through December 31, 2009 to serve as the president of the Company; at the discretion of the Board this agreement may be extended for additional successive periods of one year each on each January 1 anniversary. The agreement provides for: (i) a base salary of $550,000 with increases at the discretion of the Compensation Committee; (ii) an annual bonus at the discretion of the Compensation Committee; (iii) participation in compensation plans at the discretion of the Compensation Committee; (iv) certain fringe benefits including club membership, car, vacation, a term life insurance policy with a beneficiary designated by Mr. Wessel in the amount of $4 million; and (v) reimbursement of business related expenses. Mr. Wessel has agreed not to compete with the Company, not to solicit employees of the Company, and not to solicit customers of the Company for a period of one year following his termination.

 Consulting Agreement

      On March 14, 2005, Mr. Powell has entered into a consulting agreement, effective January 1, 2005, with the Company through December 31, 2014 to perform such services as may be requested by the Board of Directors. The agreement provides for: (i) annual payments of $500,000; (ii) certain other benefits including club membership, car, health insurance, a term life insurance policy with a beneficiary designated by Mr. Powell in the amount of $4 million; and (iii) reimbursement of business-related expenses. Mr. Powell has agreed not to compete with the Company, not to solicit employees of the Company, and not to solicit customers of the Company while serving as a consultant and for a period of one year following termination of the consulting agreement.

 Stock Options and Warrants

      The following table shows stock option and warrant grants made to named executive officers during the year ended December 31, 2005:

                    Individual Grants of Stock Option/Warrant Grants Made
                           During the Year Ended December 31, 2005
                    -----------------------------------------------------
                              Percentage                                                  Potential Realizable
                               of Total                                                         Value at
                               Options/                                                      Assumed Annual
                   Options/    Warrants                                                      Rates of Stock
                   Warrants   Granted to        Exercise                                   Price Appreciation
                   Granted   Employees in        Price              Expiration               for Option and
   Name            (Shares)  Each Period      (Per Share)              Date                 Warrant Terms (1)
 ----------------- --------  ------------  ----------------  -------------------------  -----------------------
                                                                                             5%         10%
                                                                                        ----------  -----------
 Phillip E. Powell  280,000      6.9%     $ 12.50 to $20.00  Jan. 28. to Dec. 20, 2015  $1,366,700  $ 4,924,700
 Rick L. Wessel     630,000     15.4      $ 12.50 to $20.00  Jan. 28. to Dec. 20, 2015   3,075,100   11,080,500
 J. Alan Barron     700,000     17.2      $ 12.50 to $20.00  Jan. 28. to Dec. 20, 2015   3,416,800   12,311,700
 R. Douglas Orr     420,000     10.3      $ 12.50 to $20.00  Jan. 28. to Dec. 20, 2015   2,050,100    7,387,000
 John C. Powell     210,000      5.1      $ 12.50 to $20.00  Jan. 28. to Dec. 20, 2015   1,025,000    3,693,500

 -----------------
 (1)   The actual value, if any, will depend upon the excess of the stock price over the exercise price on the date of exercise, so that there is no assurance the value realized would be at or near the present value.


                        December 31, 2005 Stock Option and Warrant Values
                        -------------------------------------------------
                                               Number of Unexercised        Value of Unexercised
                                             Stock Options and Warrants        In-The-Money
                      Shares                   at December 31, 2005      Stock Options and Warrants
                   Acquired on    Value              (Shares)               December 31, 2005 (1)
   Name             Exercise    Realized    Exercisable   Unexercisable  Exercisable  Unexercisable
 ----------------- ----------  ----------  -------------  -------------  -----------  -------------
 Phillip E. Powell    200,000 $ 2,065,000    505,000 (2)         -       $1,188,000              -
 Rick L. Wessel        57,400     477,300  1,226,600 (3)         -        5,827,100              -
 J. Alan Barron             -           -    874,000 (4)         -        1,270,600              -
 R. Douglas Orr        32,750     143,600    506,250 (5)    60,000  (5)     637,700    $   694,800
 John C. Powell             -           -    240,000 (6)    60,000  (6)     254,500        694,800

 -----------------
 (1)  Computed based upon the differences between aggregate fair market value and aggregate exercise price.

 (2) Includes options to purchase 505,000 shares at prices ranging from $9.67 to $20.00 per share.

 (3) Includes warrants to purchase 427,000 shares at prices ranging from $2.67 to $3.83 per share and options to purchase 799,600 shares at prices ranging from $9.67 to $20.00 per share.

 (4) Includes a warrant to purchase 39,000 shares at a price of $4.33 per share and options to purchase 835,000 shares at prices ranging from $9.67 to $20.00 per share.

 (5) Includes options to purchase 566,250 shares at prices ranging from $2.67 to $20.00 per share.

 (6) Includes a warrant to purchase 30,000 shares at a price of $2.67 per share and options to purchase 270,000 shares at prices ranging from $3.33 to $20.00 per share.

      Warrants and options held by other Directors: On April 17, 2006, other Directors held warrants to purchase 375,000 shares at a price of $2.67 per share, expiring between April 2012 and February 2013 and options to purchase 880,000 shares at prices ranging from $0.67 to $20.00 per share, expiring between April 2009 and December 2015.

      Warrants and options held by other employees: On April 17, 2006, other employees held warrants to purchase 130,200 shares at a price of $2.67 per share, expiring between February 2008 and April 2012 and options to purchase 1,501,000 shares at prices ranging from $2.67 to $20.00 per share, expiring between April 2012 and December 2015.

      Options issued to named executive officers and non-employee Directors in 2005 and 2006: During the period January 1, 2005 through April 17, 2006, the Company has issued to named executive officers and non-employee Directors options to purchase 2,730,000 shares at prices ranging from $12.50 to $20.00 per share, expiring between January 2015 and December 2015.

      Except for the stock option plans and the issuance of warrants described herein, the Company has not established, nor does it provide for, defined benefit or actuarial plans. The Company has not granted any stock appreciation rights nor any restricted stock awards.

 Certain Transactions

      In January 2005, Mr. Love was issued options to purchase 20,000, 20,000, 20,000 and 20,000 shares of common stock at exercise prices of $12.50, $15.00, $17.50 and $20.00 per share, respectively, expiring in January 2015; and in December 2005, Mr. Love was issued options to purchase 20,000, 20,000 and 20,000 shares of common stock at exercise prices of $15.00, $17.00 and $19.00 per share, respectively, expiring in December 2015. In January 2005, Mr. Burke was issued options to purchase 30,000, 30,000, 30,000 and 30,000 shares of common stock at exercise prices of $12.50, $15.00, $17.50 and $20.00 per share, respectively, expiring in January 2015; and in December 2005, Mr. Burke was issued options to purchase 30,000, 30,000 and 30,000 shares of common stock at exercise prices of $15.00, $17.00 and $19.00 per share, respectively, expiring in December 2015. In January 2005, Ms. MacMahon was issued options to purchase 20,000, 20,000, 20,000 and 20,000 shares of common stock at exercise prices of $12.50, $15.00, $17.50 and $20.00 per share, respectively, expiring in January 2015; and in December 2005, Ms. MacMahon was issued options to purchase 20,000, 20,000 and 20,000 shares of common stock at exercise prices of $15.00, $17.00 and $19.00 per share, respectively, expiring in December 2015.


 Report of the Audit Committee

      The ultimate responsibility for good corporate governance rests with the Board, whose primary role is oversight, counseling and direction to the Company's management in the best long-term interests of the Company and its stockholders. The Audit Committee, in accordance with its charter, has been established for the purpose of overseeing the accounting and financial reporting processes of the Company and audits of the Company's annual financial statements. As described more fully in its charter, the purpose of the Audit Committee is to assist the Board in its general oversight of the Company's financial reporting, internal controls and audit functions. Management is responsible for the preparation, presentation and integrity of the Company's financial statements; establishing and applying accounting and financial reporting principles; designing and implementing systems of internal controls; and establishing procedures designed to reasonably assure compliance with accounting standards, applicable laws and regulations. The Company's independent auditing firm is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards. In accordance with law, the Audit Committee has ultimate authority and responsibility to select, compensate, evaluate and, when appropriate, replace the Company's independent auditors. The Audit Committee has the authority to engage its own outside advisers, including experts in particular areas of accounting, as it determines appropriate, apart from counsel or advisers hired by management. All of the members of the Audit Committee meet the independence and experience requirements of Nasdaq and the SEC. The Board of Directors has determined that two of the Committee's members, Richard T. Burke and Joe
 R. Love, qualify as "audit committee financial experts" as defined by the SEC.

      The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent auditors, nor can the Audit Committee certify that the independent auditors are "independent" under applicable rules. The Audit Committee serves a Board-level oversight role, in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors, and the experience of the Audit Committee's members in business, financial and accounting matters. Stockholders should understand that the designation of "an audit committee financial expert" is an SEC disclosure requirement related to Messrs. Burke's and Love's experience and understanding with respect to certain accounting and auditing matters. The designation does not impose on Messrs. Burke or Love any duties, obligations or liability greater than generally imposed on them as members of the Audit Committee and the Board, and this designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee or the Board.

      In this context, the Audit Committee has met and held discussions with management and Hein & Associates, the Company's independent public accountants for the year ended December 31, 2005. Management represented to the committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and Hein & Associates. The Audit Committee discussed with Hein & Associates the matters required to be discussed by Statement of Auditing Standard No. 61, under which Hein & Associates must provide the Audit Committee with additional information regarding the scope and results of its audit of the Company's financial statements.

      In addition, the Audit Committee has discussed with Hein & Associates its independence from the Company and its management, including matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

      The Audit Committee discussed with the Company's independent public accountants the overall scope and plans for their respective audits. The Audit Committee met with Hein & Associates, with and without management present, to discuss the results of its examinations, the evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

      In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2005 filed with the SEC.

 The Audit Committee:  Richard T. Burke, Joe R. Love and Tara U. MacMahon


 Report of the Compensation Committee

 Overview

      The Compensation Committee of the Board of Directors supervises the Company's executive compensation. The Company seeks to provide executive compensation that will support the achievement of the Company's financial goals while attracting and retaining talented executives and rewarding superior performance. In performing this function, the Compensation Committee reviews executive compensation surveys and other available information and may from time to time consult with independent compensation consultants.

      The Company seeks to provide an overall level of compensation to each of the Company's executives that is competitive within the specialty consumer finance industry and with other companies of comparable size, growth, performance and complexity. Compensation in any particular case may vary from any industry average on the basis of annual and long-term Company performance as well as individual performance. The Compensation Committee will exercise its discretion to set compensation where in its judgment external, internal or individual circumstances warrant it. In general, the Company compensates its executive officers through a combination of base salary, annual incentive compensation in the form of cash bonuses and long-term incentive compensation in the form of stock options.

 Base Salary

      Base salary levels for the Company's executive officers are set generally to be competitive in relation to the salary levels of executive officers in other companies within the specialty consumer finance industry or other companies of comparable size, growth, performance and complexity, taking into consideration the executive officer's position, responsibility and need for special expertise. In reviewing salaries in individual cases, the Compensation Committee also takes into account individual experience and performance.

 Annual Incentive Compensation

      The Compensation Committee has historically structured employment arrangements with incentive compensation. Payment of bonuses has generally depended upon the Company's achievement of pre-tax income targets established at the beginning of each fiscal year and/or other significant corporate objectives. Individual performance is also considered in determining bonuses. Certain senior executives receive annual incentive compensation through the stockholder approved Executive Performance Incentive Plan that provides for the payment of annual incentive compensation to participants based upon the achievement of performance goals established annually by the Compensation Committee based on one or more specified performance criteria. The Compensation Committee also administers the calculation of amounts earned under the Executive Performance Incentive Plan.

 Long-Term Incentive Compensation

      The Company provides long-term incentive compensation through its stock option plans, which are described elsewhere in this Proxy Statement. The number of shares covered by any grant is generally determined by the then current stock price, subject in certain circumstances, to vesting requirements. In special cases, however, grants may be made to reflect increased responsibilities or reward extraordinary performance.

 Chief Executive Officer Compensation

      Mr. Barron was elected to the position of chief executive officer in January 2005. Mr. Barron's salary was increased from $385,000 to $500,000 effective January 1, 2005. Mr. Barron received a bonus under the Executive Performance Incentive Plan in the amount of $301,000 during the year ended December 31, 2005. Mr. Barron received common stock warrant and option grants based upon the overall performance of the Company during the year ended December 31, 2005, as described in the section "Compensation".

      The overall goal of the Compensation Committee is to insure that compensation policies are established that are consistent with the Company's strategic business objectives and that provide incentives for the attainment of those objectives. This is affected in the context of a compensation program that includes base pay, annual incentive compensation and stock ownership.

 The Compensation Committee:   Richard T. Burke, Joe R. Love
                               and Tara U. MacMahon


 Report of the Nominating and Corporate Governance Committee

 Overview

      The Nominating and Corporate Governance Committee is responsible for making recommendations to the Board of Directors concerning the governance structure and practices of the Company, including the size of the Board of Directors and the size and composition of various committees of the Board of Directors. In addition, the Nominating and Corporate Governance Committee is responsible for identifying individuals believed to be qualified to become directors, and to recommend to the Board the nominees to stand for election as directors at the Annual Meeting of Stockholders.

 Nomination for 2006 Election of Directors

      The Nominating and Corporate Governance Committee has recommended to the Board of Directors that Messrs. Wessel, Burke and Love be nominated to stand for reelection to the Board at the Annual Meeting on June 7, 2006.

 The Nominating and Corporate Governance Committee: Richard T. Burke, Joe R. Love and Tara U. MacMahon


 Stock Price Performance Graph

      The Stock Price Performance Graph set forth below compares the cumulative total stockholder return on the Common Stock of the Company for the period from December 31, 2000 through December 31, 2005, with the cumulative total return on the Nasdaq Composite Index and a peer group index (whose returns are weighted according to their respective market capitalizations) over the same period (assuming the investment of $100 in the Company's Common Stock, the Nasdaq Composite Index and the peer group). The peer group selected by the Company includes Cash America International, Inc., EZCORP, Inc., and ACE Cash Express, Inc.

                      [ PERFORMANCE GRAPH APPEARS HERE ]


                   12/31/00  12/31/01  12/31/02  12/31/03  12/31/04  12/31/05
                   --------  --------  --------  --------  --------  --------
 FCFS                100      302.22    453.82  1,139.60  1,780.67  1,944.00
 Peer Group          100      157.92    184.40    420.57    612.91    527.46
 Nasdaq Composite    100       79.32     54.84     81.99     89.23     91.12


                                OTHER MATTERS

      Management is not aware of any other matters to be presented for action at the Annual Meeting. However, if any other matter is properly presented, it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their best judgment on such matter.


                             COST OF SOLICITATION

      The Company will bear the costs of the solicitation of proxies from its stockholders. In addition to the use of mail, directors, officers and regular employees of the Company in person or may solicit proxies by telephone or other means of communication. The directors, officers and employees of the Company will not be compensated additionally for the solicitation but may be reimbursed for out-of-pocket expenses in connection with the solicitation. Arrangements are also being made with brokerage houses and any other custodians, nominees and fiduciaries of the forwarding of solicitation material to the beneficial owners of the Company, and the Company will reimburse the brokers, custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses.


                            STOCKHOLDER PROPOSALS

       Proposals by stockholders intended to be presented at this Annual Meeting of Stockholders must have been received by the Company for inclusion in the Company's proxy statement and form of proxy relating to that meeting no later than January 27, 2006. Moreover, with respect to any proposal by a stockholder not seeking to have the proposal included in the proxy statement but seeking to have the proposal considered at the Annual Meeting of Stockholders to be held in 2007, such stockholder must provide written notice of such proposal to the Secretary of the Company at the principal executive offices of the Company by December 27, 2006. In addition, stockholders must comply in all respects with the rules and regulations of the Securities and Exchange Commission then in effect and the procedural requirements of the Company's Bylaws.

                               By Order of the Board of Directors,


                               /s/ Rick L. Wessel
                               --------------------------------
 Arlington, Texas              Rick L. Wessel
 April 27, 2006                President,
                               Secretary and Treasurer

                               REVOCABLE PROXY
                     FIRST CASH FINANCIAL SERVICES, INC.
                        ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 7, 2006

 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FIRST CASH FINANCIAL SERVICES, INC. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED BELOW.

 The undersigned stockholder of First Cash Financial Services, Inc. (the "Company") hereby appoints Rick Powell and Rick L. Wessel the true and lawful attorneys, agents and proxies of the undersigned with full power of substitution for and in the name of the undersigned, to vote all the shares of Common Stock of First Cash Financial Services, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of First Cash Financial Services, Inc. to be held at the First Cash Financial Services, Inc. corporate offices located at 690 East Lamar Blvd., Suite 400, Arlington, Texas on Wednesday, June 7, 2006 at 10:00 a.m., and any and all adjournments thereof, with all of the powers which the undersigned would posses if personally present, for the following purposes. Please indicate for, withhold, against, or abstain with respect to each of the following matters:

                                                                       For All
 1. Election of Mr. Wessel, Burke and Love as          For   Withhold  Except
    Directors (the Board of Directors recommends      -----  --------  -------
    a vote FOR)                                       [   ]    [   ]    [   ]


                                        INSTRUCTION: To withhold authority
                                        to vote for any individual nominee(s),
                                        mark "For All Except" and write that
                                        nominee's Name(s) in the space
                                        provided below:

                                        --------------------------------------

 2. Ratification of the selection of Hein &
    Associates LLP as Independent auditors of the      For   Against  Abstain
    Company for the year ending December 31, 2006     -----  -------  -------
    (the Board of Directors recommends a vote FOR)    [   ]   [   ]    [   ]

 3. Other Matters:
    In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

 This proxy will be voted for the choice specified. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement dated April 27, 2006 as well as the Annual Report for the fiscal year ended December 31, 2005.

 PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

 DATED:________________   ___________________________________________________
                          (Signature)
                          ___________________________________________________
                          (Signature if jointly held)
                          ___________________________________________________
                          (Printed Name)

                          Please sign exactly as name appears on stock certificate(s). Joint owners should each sign. Trustees and others acting in a representative capacity should indicate the capacity in which they sign.